EXHIBIT 10.11(f)

August 15, 2003

Mr. Robert Urban
Vice President, Technical Operations
Cephalon, Inc.
145 Brandywine Parkway
West Chester, PA 19380

  Re:
  Amendment No. 5 to Toll Manufacturing and Packaging Agreement

        This letter is to confirm our agreement to amend the Toll Manufacturing and Packaging Agreement dated as of August 24, 1999, as amended by Amendment No.1 dated July 3, 2001, by Amendment No. 2 dated October 9, 2001, by Amendment No. 3 dated June 21, 2002, and by Amendment No. 4 dated April 28, 2003 (collectively, the "Agreement"), between Cephalon, Inc. ("Cephalon") and DSM Pharmaceuticals, Inc. ("DSM"). All terms not otherwise defined herein are used as defined in the Agreement.

        The purpose of this Amendment No. 5 is to update the Tolling Fees for Product listed in existing Schedule E to include Provigil Aqueous Formulation Tablets. The Agreement is hereby amended as follows:

    Existing Schedule E of the Agreement relating to Tolling Fees shall be deleted in its entirety and replaced with the attached revised Schedule E.

        If you agree with Amendment No. 5 as stated herein, please sign both copies of this amendment in the space below and return one signed original to me.

Sincerely,

/s/ TERENCE S. NOVAK Terence S. Novak Senior Vice President Commercial Operations
Amendment No. 5 accepted and agreed:
CEPHALON, INC.
By:	/s/ ROBERT J. URBAN
Name: Robert J. Urban Title: Vice President, Manufacturing & Engineering

Schedule E
Tolling Fees

        Cephalon shall pay DSM the following amounts in consideration of the formulations and packaging services rendered hereunder:

	Current Formulation (Compressil Formula)	New Formulation (Aqueous Formula)
Provigil 100mg, bulk tablets	[**]	[**]
Provigil 100mg, 100 count bottles	[**]	[**]
	Current Formulation (Compressil Formula)	New Formulation (Aqueous Formula)
Provigil 200mg, bulk tablets	[**]	[**]
Provigil 200mg, 100 count bottles	[**]	[**]

        The above prices do not include the cost of Modafinil or Magnerium Silicate (Compressil), but do include packaging material costs. These prices are based on batches being campaigned once per quarter.

        Annual price increases will be invoked as per Section IV of the Toll Manufacturing and Packaging Agreement (dated August 24, 1999) (the "Agreement"). The review of the annual pricing is based on the Producer Price Index (PPI) for the prior year Pharmaceutical Preparations, series code PCU-2834# as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

**
Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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